UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________
FORM 8-K
__________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 10, 2023
__________________________
2seventy bio, Inc.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40791	86-3658454
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

60 Binney Street,		02142
Cambridge, MA
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (339) 499-9300
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	TSVT	The NASDAQ Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01    Regulation FD Disclosure.

On February 10, 2023, 2seventy bio, Inc. (the “Company”) issued a press release announcing the publication and presentation of positive results from KarMMa-3, a pivotal Phase 3, open-label, global, randomized, controlled study evaluating Abecma (idecabtagene vicleucel), in The New England Journal of Medicine. The data was also presented at the EBMT and the European Hematology Association’s 5th European CAR T-cell Meeting on Friday, February 10.

A copy of such press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information under this Item 7.01, including Exhibit 99.1 hereto, is being furnished herewith and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01    Other Events.

On February 10, 2023, the Company announced that results from the KarMMa-3 study for the key secondary endpoint of overall response rate also met statistical significance with the majority of patients (71%) treated with Abecma achieving a response, and 39% achieving a complete response or stringent complete response. In comparison, less than half of patients (41%) who received standard regimens achieved a response, with 5% experiencing a complete response or stringent complete response (p<0.0001). Responses with Abecma were durable with a median duration of 14.8 months (95% CI: 12.0-18.6) compared with 9.7 months (95% CI: 5.4-16.3) for standard regimens.

Additionally, Abecma exhibited a consistent and generally predictable safety profile, including no new safety signals, with mostly low-grade occurrences of cytokine release syndrome (CRS) and neurotoxicity. In patients treated with Abecma, 88% experienced any grade CRS, with Grade 3/4 events occurring in 4% of patients. Two patients (1%) experienced a Grade 5 CRS event. Median time to onset of CRS was 1 day (range: 1-14) and median duration of CRS was 3.5 days (range: 1-51). Any grade neurotoxicity occurred in 15% of patients, with Grade 3/4 neurotoxicity occurring in 3% of patients, and no Grade 5 events reported. Median time to onset of neurotoxicity was 3 days (range: 1-317) and median duration of neurotoxicity was 2 days (range: 1-37).

Item 9.01    Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description
99.1	Press Release of 2seventy bio, Inc., dated February 10, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document and incorporated as Exhibit 101)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 10, 2023	2seventy bio, Inc.

	By:	/s/ Nick Leschly
Nick Leschly
Chief Executive Officer